SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant  //
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement

/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12

                             WACHOVIA CORPORATION
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               (Name of Registrant As Specified In Its Charter)

                             SUNTRUST BANKS, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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5)       Total fee paid:

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/ /      Fee paid previously with preliminary materials.

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/        / Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)       Amount previously paid:

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2)       Form, Schedule or Registration Statement No.

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3)       Filing party:

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4)       Date filed:

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     The following are two press releases issued by SunTrust Banks, Inc. on
June 25, 2001.



                        [Logo of SunTrust Banks, Inc.]


Contacts:
Investors          Media
Gary Peacock       Barry Koling      George Sard/Debbie Miller/Denise DesChenes
SunTrust           SunTrust          Citigate Sard Verbinnen
404-658-4879       404-230-5268      212-687-8080

For Immediate Release
June 25, 2001

       SUNTRUST MAILS PROXY STATEMENT TO WACHOVIA SHAREHOLDERS TO BEGIN
          SOLICITING VOTES AGAINST FIRST UNION TAKEOVER OF WACHOVIA

      ATLANTA, GA - SunTrust Banks, Inc. (NYSE: STI) today announced that it has commenced mailing its definitive proxy statement to Wachovia Corporation's (NYSE:WB) approximately 120,000 shareholders to solicit votes at Wachovia's annual meeting of shareholders on August 3, 2001 against the proposed takeover of Wachovia by First Union Corporation (NYSE:FTU). SunTrust's definitive proxy statement explains why SunTrust considers its merger proposal to be superior and why Wachovia shareholders should vote against the First Union transaction.

         L. Phillip Humann, Chairman, President and Chief Executive Officer of SunTrust, said, "We are pleased that we are now able to make our case directly to Wachovia shareholders. We believe the SunTrust proposal is simply better for all Wachovia constituencies - shareholders, customers, employees and communities. We believe our proposal is superior in many respects, including a higher current value, a stronger currency, a history of faster earnings growth, a simpler and better dividend, lower integration risk, a stronger capital position, and superior credit quality. We urge Wachovia shareholders to vote against the First Union takeover as the essential first step to securing the benefits of the SunTrust proposal."

     Investors and security holders may obtain a copy of the definitive proxy statement at the SEC's Internet site at www.sec.gov. The definitive proxy statement may also be obtained from SunTrust by directing such request to:
SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404 658-4753). Additional information on SunTrust's proposal and help in voting Wachovia shares can be obtained by contacting SunTrust's proxy solicitor, Innisfree M&A Incorporated, toll free at (877) 750-9501.

     SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is the nation's ninth-largest commercial banking organization. As of March 31 2001, SunTrust had total assets of $103.7 billion and total deposits of $65.5 billion. The company operates through an extensive distribution network in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is www.suntrust.com

                                    # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time- consuming or costly than expected;
(2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in the proposed transaction. Investors and security holders are urged to read the proxy statement and registration statement (when available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when available) and other relevant documents at the SEC's Internet web site at www.sec.gov. The proxy statement, the registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753). SunTrust, its directors and executive officers and certain other persons may be deemed to be "participants" in SunTrust's solicitation of proxies from Wachovia stockholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in SunTrust's definitive proxy statement



                        [Logo of SunTrust Banks, Inc.]

Contacts:
Investors         Media
Gary Peacock      Barry Koling     George Sard/Debbie Miller/Denise DesChenes
SunTrust          SunTrust         Citigate Sard Verbinnen
404-230-5392      404-230-5268     212-687-8080

For Immediate Release
June 25, 2001

                       SUNTRUST REQUESTS WACHOVIA BOARD
                        TO RESTORE SHAREHOLDER RIGHTS

         ATLANTA, GA - SunTrust Banks, Inc. (NYSE:STI) has sent the following letter to the Board of Directors of Wachovia Corporation (NYSE:WB) cautioning that First Union (NYSE:FTU) continues to take actions, including the instigation of legislation in North Carolina preventing shareholders from calling special meetings, that are not in the best interests of Wachovia shareholders. SunTrust has requested that the Wachovia Board include a vote at the August 3 shareholder meeting on a proposed charter amendment restoring the right of Wachovia shareholders to call special meetings.

The Board of Directors
Wachovia Corporation
100 North Main Street
Winston-Salem, NC 27150

Dear Members of the Board:

As you know, SunTrust recently submitted a proposal for consideration at Wachovia's shareholders' meeting on August 3. The proposal sought to allow Wachovia's shareholders to vote on an amendment to Wachovia's bylaws to permit holders of 10% or more of Wachovia's shares to call a special shareholders' meeting. This was in accordance with then applicable North Carolina law and Wachovia's charter and bylaws.

Rather than permit Wachovia's shareholders to vote on that proposal, First Union, with the help of Wachovia management, immediately initiated and successfully lobbied for an amendment to North Carolina law that eliminates this previously existing shareholder right ("the Wachovia Amendment"). Prior to the passage of the Wachovia Amendment on June 14 (a mere ten days after Wachovia received SunTrust's shareholder proposal), North Carolina law allowed owners of 10% or more of a company's shares to call a special shareholders meeting if such a provision were included in either the company's bylaws or charter. This right was not unique to North Carolina. In fact, based on our research, North Carolina is now the only state in the entire country in which the right of shareholders of a public company to call a special meeting is not mandated by statute and/or permitted to be included in the bylaws.

Under the new law, shareholders of public North Carolina corporations can call special meetings only if permitted by a company's charter. Wachovia's charter does not currently so permit. Since charter amendments can be proposed only by a company's Board of Directors, the Wachovia Amendment eliminates a shareholder right - both for Wachovia shareholders and for the shareholders of every other public company incorporated in North Carolina. We believe the statements of Ken Thompson to the effect that the purpose of the legislation is to "close loopholes in North Carolina law" are wrong. Its sole purpose was to quash a validly exercised right of a Wachovia shareholder--a right which had existed for many years. Wachovia's board can rectify this unnecessary infringement of its shareholders' rights by giving Wachovia's shareholders the opportunity to vote on this matter. We are requesting that you include on the agenda for the August 3 meeting a proposed charter amendment providing that 10% of Wachovia shareholders can call special meetings. By doing so, you would restore the rights of Wachovia shareholders that were abolished last week.

First Union's instigation of this misguided legislation reveals its continued lack of concern for the rights of Wachovia shareholders. Do not expect First Union to protect the rights of Wachovia shareholders. You should know that many of your shareholders have expressed to us their anger at this action--changing the rules after a contest has begun is not the fair way to treat shareholders. We hope that you--Wachovia Board members with a fiduciary duty to protect the interests of Wachovia shareholders--restore the opportunity for your shareholders to vote on these important shareholder rights.

Sincerely,
/s/ L. Phillip Humann
L. Phillip Humann
Chairman, President and
Chief Executive Officer

         SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is the nation's ninth-largest commercial banking organization. As of March 31 2001, SunTrust had total assets of $103.7 billion and total deposits of $65.5 billion. The company operates through an extensive distribution network in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is www.suntrust.com
                                    # # #
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward- looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

On May 14, 2001, SunTrust announced that it had made a merger proposal to the Board of Directors of Wachovia and that it would be soliciting proxies from Wachovia shareholders in opposition to the proposed merger between Wachovia and First Union Corporation. SunTrust is filing a definitive proxy statement with the SEC on June 25, 2001 for use in its solicitation. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in the proposed merger with Wachovia. Investors and security holders are urged to read the proxy statement and registration statement (when available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when available) and other relevant documents at the SEC's Internet web site at www.sec.gov. The proxy statement, the registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).

SunTrust, its directors and executive officers and certain other persons may be deemed to be "participants" in SunTrust's solicitation of proxies from Wachovia shareholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in SunTrust's definitive proxy statement on Schedule 14A, which is being filed with the SEC on June 25, 2001.